NewsRelease		(Williams Logo)
NYSE: WMB
Date:	July 20, 2007

Williams to Create New MLP for Gas Pipeline Assets;
Announces $1 Billion Stock-Repurchase Program

TULSA, Okla. – Williams (NYSE:WMB) today announced actions designed to further build on the company’s record of value creation.

•	Williams will create a new, publicly traded master limited partnership that will own interstate natural gas pipeline assets.

•	The company plans to repurchase up to $1 billion of Williams common stock.

“Williams has a solid record of value creation, and these actions are part of our ongoing efforts to continue delivering superior returns,” said Steve Malcolm, the company’s chairman, president and chief executive officer.

“In the past 12 months alone, Williams shareholders have enjoyed a nearly 50 percent increase in the value of their shares – more than double the performance of the S&P 500 during the same time period and outperforming our peer group,” Malcolm said. “The increase reflects our strategy of actively managing Williams’ portfolio of businesses to best optimize the company’s assets. With the agreed sale of our power business and plans for a new pipeline MLP, Williams is seizing the opportunity to build on that success.

“As we move forward, we will continue to pursue high-return opportunities as part of our plan for sustained value creation,” Malcolm said. “The repurchase of our stock reflects the great confidence we have in the future of our company and our expectations that we will continue our strong record of creating value for Williams’ shareholders.”

New MLP for Gas Pipelines

The company will begin the process necessary to create the new, gas-pipeline-focused partnership. A Williams subsidiary will serve as the general partner of the new pipeline MLP. Williams serves in a like capacity with the midstream-focused MLP, Williams Partners L.P. (NYSE:WPZ), which completed its initial public offering in August 2005.

The initial asset in the new pipeline partnership will be an interest in Williams’ Northwest Pipeline, a 3,900-mile bi-directional transmission system that accesses natural gas supplies in the Rocky Mountains, Canada and the San Juan Basin and serves key markets in the Pacific Northwest. Williams will continue to own the remaining interest and will continue to operate Northwest Pipeline.

Williams’ gas pipeline business includes Northwest Pipeline, a 50 percent interest in Gulfstream Pipeline and the wholly owned Transco system.

Continuing Focus on Midstream MLP Strategy

“The new, gas pipeline MLP is complementary to our existing, very successful midstream MLP,” Malcolm said. “We remain focused on our commitment to drive growth in Williams Partners through a combination of drop-downs, third-party acquisitions and organic growth.”

In the period since Williams Partners’ initial public offering through yesterday, unitholders have realized a 137 percent total return on their investment.

Stock-Repurchase Program

Williams also announced that its board of directors has authorized the repurchase of up to $1 billion of the company’s common stock. The stock-repurchase program has no expiration date.

Williams intends to purchase shares of its stock from time to time in open market transactions or through privately negotiated or structured transactions at the company’s discretion, subject to market conditions and other factors. As of June 30, Williams had approximately 600 million shares outstanding.

Funding Sources and Uses

Williams plans to fund the stock-repurchase program with cash on hand. The repurchase program has been structured to ensure that Williams maintains the financial strength necessary to pursue high-return investment opportunities.

Williams intends to use equity proceeds from the MLP transaction for previously announced growth projects and for general corporate purposes. MLP debt is consolidated and reported on Williams’ balance sheet; to the extent transactions are partially capitalized with debt proceeds, the company anticipates retiring an approximate amount of Williams debt so that consolidated balances remain constant.

About Williams (NYSE:WMB)
Williams, through its subsidiaries, primarily finds, produces, gathers, processes and transports natural gas. The company also manages a wholesale power business. Williams’ operations are concentrated in the Pacific Northwest, Rocky Mountains, Gulf Coast, Southern California and Eastern Seaboard. More information is available at www.williams.com.

Contact:	Julie Gentz
Williams (media relations)
(918) 573-3053
Sharna Reingold
Williams (investor relations)
(918) 573-2078

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Williams’ reports, filings, and other public announcements might contain or incorporate by reference statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements” within the meaning of Private Securities Litigation Reform Act of 1995. You typically can identify forward-looking statements by the use of forward-looking words, such as “anticipate,” believe,” “could,” “continue,” “estimate,” “expect,”  “forecast,” “may,” “plan,” “potential,” “project,” “schedule,” “will,” and other similar words. These statements are based on our intentions, beliefs, and assumptions about future events and are subject to risks, uncertainties, and other factors. Actual results could differ materially from those contemplated by the forward-looking statements. In addition to any assumptions and other factors referred to specifically in connection with such statements, other factors could cause our actual results to differ materially from the results expressed or implied in any forward-looking statements. Those factors include, among others: changes in general economic conditions and changes in the industries in which Williams conducts business; changes in federal or state laws and regulations to which Williams is subject, including tax, environmental and employment laws and regulations; the cost and outcomes of legal and administrative claims proceedings, investigations, or inquiries; the results of financing efforts, including our ability to obtain financing on favorable terms, which can be affected by various factors, including our credit ratings and general economic conditions; the level of creditworthiness of counterparties to our  transactions; the amount of collateral required to be posted from time to time in our transactions; the effect of changes in accounting policies; the ability to control costs; the ability of each business unit to successfully implement key systems, such as order entry systems and service delivery systems; the impact of future federal and state regulations of business activities, including allowed rates of return, the pace of deregulation in retail natural gas and electricity markets, and the resolution of other regulatory matters; changes in environmental and other laws and regulations to which Williams and its subsidiaries are subject or other external factors over which we have no control; changes in foreign economies, currencies, laws and regulations, and political climates, especially in Canada, Argentina, Brazil, and Venezuela, where Williams has direct investments; the timing and extent of changes in commodity prices, interest rates, and foreign currency exchange rates; the weather and other natural phenomena; the ability of Williams to develop or access expanded markets and product offerings as well as their ability to maintain existing markets; the ability of Williams and its subsidiaries to obtain governmental and regulatory  approval of various expansion projects; future utilization of pipeline capacity, which can depend on energy  prices, competition from other pipelines and alternative fuels, the general level of natural gas and petroleum product demand, decisions by customers not to renew expiring natural gas transportation contracts; the accuracy of estimated hydrocarbon reserves and seismic data; and global and domestic economic repercussions from terrorist activities and  the government’s response to such terrorist activities. In light of these risks, uncertainties, and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time that we have described. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

The SEC permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves. We have used certain terms in this news release such as “probable” reserves and “possible” reserves and “unrisked theoretical resource estimates” that the SEC’s guidelines strictly prohibit us from including in filings with the SEC. The SEC defines proved reserves as estimated hydrocarbon quantities that geological and engineering data demonstrate with reasonable certainty to be recoverable in the future from known reservoirs under the assumed economic conditions. Probable and possible reserves are estimates of potential reserves that are made using accepted geological and engineering analytical techniques, but which are estimated with reduced levels of certainty than for proved reserves. Generally under such techniques, probable reserve estimates are more than 50% certain and possible reserve estimates are less than 50% but more than 10% certain. Unrisked theoretical resource estimates are even less certain than those for possible reserves and are not risk adjusted.   Unrisked theoretical resource estimates include (i) an estimate of hydrocarbon quantities for new areas for which we do not have sufficient information to date to classify the resources as probable or even possible reserves and (ii) the amount by which we have reduced our probable and possible reserves for existing areas to take into account the reduced level of certainty of recovery of the resources.  Unlike probable and possible reserves, unrisked theoretical resource estimates do not take into account the uncertainty of resource recovery and, therefore, are not indicative of the expected future recovery and should not be relied upon.

Reference to “Resource Potential” includes proved, probable and possible reserves as well as unrisked theoretical resource estimates that might never be recoverable and are contingent on exploration success, technical improvements in drilling access, commerciality and other factors.

Investors are urged to closely consider the disclosures and risk factors in our annual report on Form 10-K filed with the Securities and Exchange Commission on Feb. 28, 2007, and our quarterly reports on Form 10-Q available from our offices or from our website at www.williams.com.